UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2021

HC2 HOLDINGS, INC.

(Exact name of registrant as specified in its charter.)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 235-2690
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HCHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 - Completion of Acquisition or Disposition of Assets

On January 15, 2021, HC2 Holdings, Inc., a Delaware corporation (“HC2”), closed on the previously announced sale of its majority-owned subsidiary Beyond6, Inc. (“Beyond6”) to an affiliate of Mercuria Investments US, Inc., pursuant to an Agreement and Plan of Merger, dated as of December 30, 2020, among Beyond6, Greenfill, Inc., a Delaware corporation (“Parent”), Greenfill Merger, Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of Parent, and an affiliate of HC2 as the Stockholder Representative for the Beyond6 stockholders, as amended by the First Amendment to Agreement and Plan of Merger dated as of January 15, 2021 (as amended, the “Merger Agreement”). The purchase price of the transaction payable to selling holders at closing of Beyond6’s equity, net of Beyond6’s debt and transaction expenses, customary purchase price adjustments and escrow arrangements as set forth in the Merger Agreement, was approximately $106.5 million. Net proceeds received by HC2 at closing was approximately $70.0 million in cash, which HC2 intends to use to reduce debt.

The foregoing information is a summary of the transactions described above and, as such, is not complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by HC2 on December 30, 2020, and the First Amendment to the Merger Agreement, which is filed as Exhibit 2.2 to this report, and are incorporated herein by reference.

Item 7.01 - Regulation FD Disclosure

On January 19, 2021, HC2 issued a press release announcing the closing of the transactions contemplated under the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in (and incorporated by reference into) this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item Item 9.01 - Financial Statements and Exhibits

(b) Pro forma financial information

Unaudited pro forma condensed consolidated financial information of HC2 Holdings, Inc. to give effect to the transactions contemplated by the Merger Agreement is included in Exhibit 99.2 filed herewith and incorporated by reference into this Item 9.01(b).

(d)    Exhibits

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated as of December 30, 2020, by and among Beyond6, Inc., Greenfill Inc., Greenfill Merger, Inc., and HC2 Holdings, Inc., solely in its capacity as the Stockholders’ Representative (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by HC2 on December 30, 2020 (File No. 021-35210))

2.2	First Amendment to Agreement and Plan of Merger, dated as of January 15, 2021
99.1	Press Release of HC2 Holdings, Inc., dated January 19, 2021
99.2	Unaudited pro forma condensed consolidated financial information of HC2 Holdings, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2021

HC2 Holdings, Inc. (Registrant)

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer